Exhibit 99(a)


For Further Information
Kevin Aandahl     314-923-6268
Deb Wiethop       314-923-4767

      Blue Cross and Blue Shield of Missouri Announces
      Court Ruling Consistent with Settlement Agreement

     ST. LOUIS, November 6, 2000 - Blue Cross and Blue Shield of Missouri, parent company of RightCHOICE Managed Care, Inc. (NYSE: RIT) announced that a ruling issued Friday, November 3, by Cole County Circuit Court Judge Thomas Brown III, holds that the company is a public benefit company.

     "This ruling is favorable to our goal of consummating the settlement agreement and creating The Missouri Foundation for Health," said John A. O'Rourke, president and chief executive officer of Blue Cross and Blue Shield of Missouri, and chairman, president and chief executive officer of RightCHOICE Managed Care, Inc. "As we understand it, this ruling allows the process to proceed toward establishing this much-needed foundation to serve the health care needs of underinsured and uninsured Missourians and has the support of 90 consumer groups representing more than 1 million Missourians."

     A number of significant conditions must be satisfied before the settlement is completed, including receipt of approval of the reorganization from the company's shareholders at the November 28 special shareholders' meeting. The reorganization is also conditioned upon the receipt of a private letter ruling from the IRS or tax opinion from PricewaterhouseCoopers, final approval of the reorganization from both the Blue Cross and Blue Shield
Association and the Missouri Department of Insurance and legal opinions from counsel to the various parties.

     If shareholder approval and other conditions to closing are met, the closing could occur as soon as November 30, 2000, although the reorganization agreement provides that the closing occur on or before December 31, 2000.

     Blue Cross and Blue Shield of Missouri and its for-profit subsidiary, RightCHOICE Managed Care, Inc., are the largest providers of health care benefits in Missouri in terms of members.

Caution Concerning Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are naturally subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations described above. Investors should not view these forward-looking statements as guarantees of future performance. The risks and uncertainties that could cause actual results to differ materially are detailed in the company's filings with the Securities and Exchange Commission, including its most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K. RightCHOICE is not under any obligation, and expressly disclaims any obligation, to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Important Information about Proposed Reorganization

RightCHOICE Managed Care, Inc., a Delaware corporation, referred to below as New RightCHOICE, together with RightCHOICE Managed Care, Inc., a Missouri corporation, referred to below as RightCHOICE, has filed with the Securities and Exchange Commission a definitive proxy statement/prospectus and other documents regarding the proposed settlement and reorganization transaction referred to above. You are urged to read the definitive proxy statement/prospectus and other documents because they contain important information. You may obtain a free copy of the definitive proxy statement/prospectus and other documents filed by New RightCHOICE (as well as by RightCHOICE) with the SEC at the SEC's web site at www.sec.gov. The definitive proxy statement/prospectus and these other documents may also be obtained for free by RightCHOICE shareholders by directing a request to:
RightCHOICE Managed Care, Inc., 1831 Chestnut Street, St. Louis, Missouri, 63103, Attn: Investor Relations, telephone number (314) 923-4831; e-mail:investors@ritusa.com. RightCHOICE and its respective officers, directors, employees and agents may be deemed to be participants in the solicitation of proxies from their shareholders with respect to the reorganization transaction. Information concerning the participants in the solicitation is set forth in the definitive proxy statement/prospectus.